Exhibit 10.27

                    AMERICAN HOME PRODUCTS CORPORATION
                          STOCK OPTION AGREEMENT

                         UNDER 19__ STOCK INCENTIVE PLAN

                         DATED

                         OPTION PRICE

                         INCENTIVE STOCK OPTION SHARES

[Name/Address]           NON-QUALIFIED STOCK OPTION SHARES

1. Under the terms and conditions of this Agreement and of the American Home Products Corporation (the "Company") stock incentive plan referred to above (the "Plan"), a copy of which is attached hereto and incorporated herein by reference, the Company hereby grants to the Optionee an option or options (together, the "Option") to purchase the number of shares of the Company's common stock as specified above ("Option Shares") at the option price also above specified. Capitalized terms not otherwise defined herein have the meanings assigned to them in the Plan.

2. This Option may be exercised, in whole or in part from time to time in any whole number of Option Shares, upon and after the earlier of
     (i) the date that is one year from the date of grant of this Option, or (ii) the date of the death, Disability or Retirement (each capitalized term as defined in the Company's [Year] Stock Incentive Plan (the "[Year] Plan")) of Optionee, subject to the provisions of
     Section 5 of the Plan which generally requires that at the time of exercise or the date of termination of Optionee's employment with the Company and its subsidiaries, the Optionee is or was employed by the Company or one or more of its subsidiaries and has been continuously employed by the Company or one or more of its subsidiaries for at least two years and since the date of grant. Once this Option becomes exercisable, it shall remain exercisable until its expiration as described in paragraph 3 below. To the extent Option Shares have been purchased pursuant to the exercise of this Option, such shares shall no longer be available for purchase hereunder. If this Option is granted under the [Year] Plan, the date after which this Option may be exercised will be accelerated upon a Change in Control of the Company (as defined in the Plan) and upon such occurrence may be cashed out at the discretion of the Compensation and Benefits Committee on the terms described in Section 9 of the [Year] Plan.

3. This Option shall expire upon the date that is ten years from the date of grant or earlier as provided in Section 5 of the Plan which provides, among other things, that options shall expire upon the first to occur of the following: (iii) the date that is three years from the date of Optionee's death, Disability or Retirement, (iv) the date that is three months from the date of the termination of Optionee's employment with the Company and its subsidiaries by the Company or any of its subsidiaries for any reason other than death, Disability, Retirement or deliberate gross misconduct (as determined by the Compensation and Benefits Committee), or (v) immediately upon the date of (A) the termination of Optionee's employment with the Company and its subsidiaries by the Company or any of its subsidiaries because of Optionee's deliberate gross misconduct (as determined by the Compensation and Benefits Committee), (B) Optionee's voluntary termination of employment with the Company and its subsidiaries, or (C) Optionee's violation of (x) the noncompetition, or cooperation provisions of Section 5(g) of the Plan or (y) the undertaking not to deliberately cause substantial harm to the Company as set forth in Section 5(g) of the Plan.

4. Any Incentive Stock Option granted hereby shall become exercisable for the first time in the aggregate amount of no more than $100,000 (fair market value at time of grant) during any calendar year. In addition, any such incentive stock option exercised after three months after separation from service to the Company will be treated as a non-qualified stock option under U.S. federal tax provisions, if applicable.

5. This Option may be exercised by sending the Treasurer of the Company an option exercise notice indicating the number of Option Shares for which the Option is to be exercised at that time and the form in which the certificates are to be registered for Option Shares purchased (in the name of the Optionee or in his or her name and that of another person(s) as joint tenants with the right of survivorship). This notice shall be accompanied by payment of the Option Price for the Option Shares being purchased in the form of
     (vi) a personal or bank check in U.S. Dollars payable to American Home Products Corporation and drawn on or payable at a United States bank and/or (vii) shares of the Company's common stock issued in the Optionee's name and duly assigned to the Company or (viii) by any other form of consideration which has been approved by the Compensation and Benefits Committee, as and to the extent provided and permitted by Section 5(d) of the Plan. Notwithstanding anything to the contrary herein, the Company or its subsidiaries, as appropriate, shall have the right to deduct from the number of Option Shares to be delivered upon exercise such number of Option Shares as may be necessary to satisfy all federal, state or local taxes or other deductions legally required to be withheld or in the alternative may require the Optionee to deliver to the Company or a subsidiary an amount of cash or number of shares of common stock of the Company to satisfy such withholding.

6. This Agreement and this Option as well as the Company's obligation to sell and deliver Option Shares covered by this Option is subject to all federal, state and other laws, rules and regulations of the United States and/or of the country wherein the Optionee resides or is employed. Compliance with any recording, protocolization or registration requirements and payment of any fees or taxes applicable to this Agreement or the transactions it contemplates are the exclusive responsibility of the Optionee.

7. This Option is not transferable or assignable other than by will or by the laws of descent and distribution and may be exercised during the Optionee's lifetime only by him or her. After the Optionee's death the Option may be exercised only by the Optionee's legal representative or legatee or such other person designated by an appropriate court as the person entitled to make such exercise. The Option may be exercised after the Optionee's death only to the extent that he or she was entitled to exercise it at the time of his or her death.

8. In the event that this Agreement also contains a grant of a Stock Appreciation Right (an "SAR") in connection with the Option, the terms of the SAR shall be governed by the provisions of Section 6 of the Plan.

9. Subject to the express provisions of the Plan, this Agreement and the Plan are to be interpreted and administered by the Compensation and Benefits Committee, whose determination will be final.

10. This Agreement shall be governed by the laws of the State of Delaware and in accordance with such federal law as may be applicable.

                              AMERICAN HOME PRODUCT CORPORATION

                              Chairman of the Board
Accepted and agreed to:




Optionee's Signature



Optionee's Social Security Number